LCI Industries Q2 2024 Earnings Conference Call August 6, 2024 1

Forward-Looking Statements This presentation contains certain “forward-looking statements” with respect to our financial condition, results of operations, profitability, margin growth, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, the impact of legal proceedings, and other matters. Statements in this presentation that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, commodity prices and industry trends, whenever they occur in this presentation are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this presentation, the impacts of future pandemics, geopolitical tensions, armed conflicts, or natural disaster on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s subsequent filings with the Securities and Exchange Commission, including the Company's Quarterly Reports on the Form 10-Q. Readers of this presentation are cautioned not to place undue reliance on these forward- looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. This presentation includes certain non-GAAP financial measures, such as EBITDA, EBITDA as a percentage of net sales, net debt to EBITDA leverage, and free cash flow. These non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in the presentation. 2

Delivered revenue growth and strong margin expansion Second Quarter 2024 Highlights Financial Performance ■ Net sales of $1.1 in the second quarter, up 4% year- over-year ■ Net income of $61 million in the second quarter, up 83% year-over-year ■ EBITDA1 of $123 million, or 11.6% of net sales, in the second quarter, up 39% year-over-year ■ Inventory reduction of $142 million from the second quarter of 2023 ■ Cash flows provided by operations of $439 million for the LTM period ended June 30, 2024 Executing on Diversification ■ Delivered meaningful operating margin expansion year-over-year in Q2 2024 ■ OEM Segment operating margin up 390 bps ■ Aftermarket Segment operating margin up 120 bps ■ Aftermarket and adjacent industries make up 54% of total Company sales for Q2 2024 Ongoing Innovation Fuels Content ■ Delivered organic towable content growth both sequentially and year-over-year2 ■ Key product innovations: ▪ CURT® HeluxTM Series Coil Spring Pin Boxes ▪ Furrion® 18K Chill Cube Air Conditioner ▪ Touring Coil Suspension ▪ ABS (Anti-lock Braking Systems) ▪ New Window Designs and Integrated Shades 3 1 Additional information regarding EBITDA and reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in the Appendix 2 For twelve months ended June 30, 2024 Balanced Capital Allocation ■ Improved liquidity position with $130 million of cash and cash equivalents and $373 million of availability on revolving credit facility at June 30, 2024, up sequentially from $23 million of cash and cash equivalents and $154 million of availability at March 31, 2024 ■ Returned $53 million of capital to shareholders with quarterly dividends YTD through June 30, 2024

Performance and Trends • 82,000 wholesale towable units shipped in Q2 2024, up 15% YoY • 96,400 estimated retail towable units sold in Q2 2024, down 12% YoY ◦ Implied reduction of dealer inventories of 14,400 for the quarter • Q2 2024 RV OEM sales up 20% YoY • Our current full year 2024 North American forecast is 315 - 325k wholesale units • July 2024 net sales up 6% over July 2023, reflecting gradual industry recovery RV OEM Content per Wholesale Unit • Travel trailer and fifth-wheel RV content of $5,237 for the twelve months ended June 30, 2024, up 3% sequentially over the twelve months ended March 31, 2024 • Motorhome content of $3,766 for Q2 20241, up 3% sequentially over Q1 2024 4 Net Sales (in thousands)

Innovation Driving RV Content Growth, Share Gains 5 YoY Towable Content Growth (LTM) Key 2025 Model Year Product Wins Sequential Towable Content Growth (LTM) CURT® HeluxTM Series Coil Spring Pin Boxes Touring Coil Suspension Furrion® 18K Chill Cube Air Conditioner * "Other" includes impact of RV unit shipments versus industry production, unit mix, and the impact of acquisitions and divestitures +1% +1%

Performance and Trends • Q2 2024 Adjacent Industries sales down 12% YoY • Decrease primarily due to lower sales to North American marine and utility trailer OEMs ◦ Pressured by current dealer inventory levels, inflation, and elevated interest rates impacting retail consumers • Resiliency in transit and building products markets have supported performance, partially offsetting the impact from North American marine • Leveraging innovation to expand Marine content through products like our shallow anchor systems, thrusters, seating, and electric biminis Adjacent Industries OEM 6 Net Sales (in thousands)

Performance and Trends • Q2 2024 sales up 1% year over year, driven by market share gains in the automotive aftermarket, partially offset by the impacts of inflation and elevated interest rates on consumers' discretionary spending and softness in the marine aftermarket • 120 bps YoY margin expansion primarily driven by decreased material costs to meaningfully support overall profitability • Innovation driving ongoing portfolio expansion through sophisticated products, catering to the new generation of outdoor enthusiasts • 300K+ RV units continue to enter the repair and replacement cycle annually Aftermarket Segment 7 Net Sales (in thousands)

Performance and Trends • Q2 2024 international sales1 down 1% YoY, primarily driven by softening of marine and RV markets and elevated interest rates impacting lending, partially offset by strength in rail market • Maintaining focus on introducing popular European products in North American markets, including window blinds, pop tops, and B-vans • Continue to see positive results and demand in international adjacent industries such as our Rail business International Business 8 Net Sales1 (in thousands) 1 International results include RV OEM, Adjacent Industries OEM, and Aftermarket net sales.

Innovation Driving Growth



DoubleCOOL Acrylic Cooling Solutions


LIPPERT

ABS (Anti-Lock Braking System)



CURT® Helux™ Series Coil Spring Pin Boxes



OneControl® Auto featuring True Course™



Touring Coil Suspension


FURRION

Furrion® 18K Chill Cube Air Conditioner



Solera® 3000 Off-Grid Series Solar awning



Titan Leveling Systems™ Towable & Motorized



SureShade® Forward Facing Power Bimini



New Window Designs and Integrated Shades

Continued focus on innovation driving an ongoing increase in new product introductions

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Leveraging Strengths to Win Market Share • Delivering innovative products through leading, nimble manufacturing capabilities • Building upon long-term customer relationships to expand product offering and bundle multiple product categories • Focusing on long-term content per unit growth in all markets Growth Strategy Maintaining strong balance sheet while also investing in innovation and growth Balanced Capital Allocation Strategy • Reducing leverage • Investing in R&D and automation to drive profitable growth • Executing strategic acquisitions to expand presence in new and existing markets • Returning capital to shareholders Continue Execution of our Diversification Strategy • Expanding market share beyond our RV OEM channel to increase stability and deliver shareholder value • Enhancing our offerings in our various markets through innovations and acquisitions, building upon rich history of growth through acquisitions • Working to capture $12 billion in combined addressable opportunities across our business 10

Q2 2024 Financial Performance * Additional information regarding EBITDA, as well as reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in the Appendix. 11 +4% +83% +320 bps +39%

As of and for the six months ended June 30 Liquidity and Cash Flow 2024 2023 Cash and Cash Equivalents $130M $22M Remaining Availability under Revolving Credit Facility(1) $373M $270M Capital Expenditures $21M $34M Dividends $53M $53M Debt / Net Income (TTM) 6.8x 11.1x Net Debt/EBITDA (TTM)(2) 2.1x 3.4x Cash from Operating Activities $185M $274M Free Cash Flow(2) $164M $239M 1 Remaining availability under the revolving credit facility is subject to covenant restrictions. 2 Additional information regarding net debt to EBITDA and free cash flow, as well as a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, is provided in the Appendix. 12

Appendix

Reconciliation of Non-GAAP Measures

EBITDA

($ in thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023	Twelve months ended June 30, 2024	Twelve months ended June 30, 2023
Net income	$ 61,163	$ 33,426	$ 97,708	$ 40,685	$ 121,218	$ 84,948
Interest expense, net	7,962	10,249	17,283	20,643	37,064	35,773
Provision for income taxes	21,479	11,499	33,224	13,889	38,144	19,034
Depreciation and amortization	32,039	33,050	64,728	65,549	130,947	131,042
EBITDA	$ 122,643	$ 88,224	$ 212,943	$ 140,766	$ 327,373	$ 270,797
Net sales	$ 1,054,544	$ 1,014,639	$ 2,022,573	$ 1,987,949	$ 3,819,432	$ 4,014,374
EBITDA as % of Net Sales	11.6 %	8.7 %	10.5 %	7.1 %	8.6 %	6.7 %

FREE CASH FLOW

($ in thousands)	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net cash flows provided by operating activities	$ 185,282	$ 273,565
Capital expenditures	(21,328)	(34,082)
Free cash flow	$ 163,954	$ 239,483

NET DEBT/EBITDA (TTM)

	June 30, 2024	June 30, 2023
Total debt	$ 829,746	$ 943,468
Less cash and cash equivalents	130,418	22,094
Net debt	$ 699,328	$ 921,374
Total Debt/Net Income (TTM)	6.8x	11.1x
Net Debt/EBITDA (TTM)	2.1x	3.4x

EBITDA and free cash flow are non-GAAP performance measures included to illustrate and improve comparability of the Company's results from period to period. EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, and depreciation and amortization expense. Free cash flow is defined as net cash flows provided by operating activities minus capital expenditures. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because they provide a useful analysis of ongoing underlying trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

The net debt to EBITDA ratio on a trailing twelve month basis is a non-GAAP performance measure included because the Company believes it is useful to investors in evaluating the Company's leverage. The net debt to EBITDA ratio is defined as total debt, less cash and cash equivalents, divided by EBITDA. The net debt to EBITDA ratio is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to net income determined in accordance with GAAP. The Company's calculation of its net debt to EBITDA ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures used by other companies.

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